UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
Amendment 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 14, 2013

VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420
Seattle, Washington 98101
(206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K amends our Current Report on Form 8-K dated June 14, 2013, originally filed with the Securities and Exchange Commission on June 18, 2013. The Company is filing this Amendment No. 1 to correct a typographical error in the last sentence of the first paragraph under Item 1.01 and to add additional clarification following that sentence about the warrants.  No other changes have been made to the Original Form 8-K.

Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

Purchase Agreement with Special Situations Technology Funds, L.P.  “(Special Situations”) and other Accredited Investors

On June 10, 2013, Visualant, Inc. (“Visualant” or the “Company”) entered into a Purchase Agreement, Warrants, Registration Rights Agreement and Voting Agreement (the “Transaction”) with Special Situations and forty other accredited investors (collectively, the “Investors”) pursuant to which the Company issued 52,300,000 shares of common stock at $0.10 per share for a total of $5,230,000, which amount includes  the conversion of $500,000 in outstanding debt of the Company owed to one of its officers.  As part of the Transaction which closed June 14, 2013, the Company issued to the Investors (i) five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.15 per share; and (ii) five year Warrants to purchase a total of 52,300,000 shares of common stock at $0.20 per share.  Since the Company currently has an insufficient number of authorized shares of common stock to permit the exercise of all of the Warrants, the Warrants were issued subject to authorization and approval of an increase in the number of authorized shares of the Company by its stockholders at a special meeting of the stockholders to be held in August 2013.  The Company also has agreed to file a registration statement on Form S-1 to register the resale of all shares issued in the Transaction and have the registration statement declared effective within one hundred and twenty days of the June 14, 2013 closing of the Transaction.  In addition, the Company has agreed to file a registration statement on Form S-1 to register the resale of all shares underlying the Warrants within five days of the special meeting of the stockholders of Visualant. Inc. approving the increase in the number of authorized shares. The Company paid legal fees and expenses in the amount of $35,000 to a law firm for Special Situations in connection with the Transaction. The Company paid sales commission and expenses of $466,600 to GVC Capital LLC and issued 5,230,000 placement agent warrants at $0.10 and 5,230,000 placement agent warrants at $0.15. The $0.15 warrants are exerciseable on a pro-rata basis when Investors exercise their warrants.

In anticipation of the special meeting of the Company’s stockholders, the Company has received commitments from 54% of its stockholders, including the Investors, to approve an increase in the number of the Company’s authorized shares of common stock from 200,000,000 to no less than 500,000,000.

The foregoing description of the Transaction is qualified in its entirety by reference to the complete terms and conditions of the Transaction documents, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Form of Purchase Agreement by and between Visualant, Inc. and investors.

10.2	Form of Warrant by and between Visualant, Inc. and investors.

10.3	Form of Registration Rights Agreement by and between Visualant, Inc. and investors.

10.4	Form of Voting Agreement by and between Visualant, Inc. and investors.

99.1	Press release issued by Visualant, Inc. dated June 13, 2013 concerning the $5 million in financing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Ronald P. Erickson,
Ronald P. Erickson, CEO

June 18, 2013

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Form of Purchase Agreement by and between Visualant, Inc. and investors.

10.2	Form of Warrant by and between Visualant, Inc. and investors.

10.3	Form of Registration Rights Agreement by and between Visualant, Inc. and investors.

10.4	Form of Voting Agreement by and between Visualant, Inc. and investors.

99.1	Press release issued by Visualant, Inc. dated June 13, 2013 concerning the $5 million in financing.